EXHIBIT 2

September 10, 2012

Capital Bank Financial Corp.
121 Alhambra Plaza, Suite 1601
Coral Gables, Florida 33134
Attention: Christopher G. Marshall

Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

c/o	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, NY 10010-3629

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made that is intended to result in the establishment of a public market (the “Public Offering”) for the common stock (the “Securities”), par value $0.01 per share, of Capital Bank Financial Corp. (formerly known as North American Financial Holdings, Inc.) and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that, except as set forth herein, during the period specified in the following paragraph (the “Lock-Up Period”) the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”).  In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the date of the Underwriting Agreement (the “Public Offering Date”), to which you are expected to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless (i) Credit Suisse waives, in writing, such extension or (ii) prior to the expiration of the Lock-Up Period, FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition against any broker, dealer or member of a national securities association publishing or distributing any research report with respect to the securities of an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012) prior to or after the expiration of any agreement between the broker, dealer or member of a national securities association and the emerging growth company or its shareholders that restricts or prohibits the sale of securities held by the emerging growth company or its shareholders after the initial public offering date of the securities of the emerging growth company, and such amendment, repeal or written interpretive guidance applies retroactively to the Public Offering.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period beginning on the last day of the initial Lock-Up Period to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as it may have been extended pursuant to the previous paragraph) has expired.

The undersigned may sell shares of Securities of the Company purchased by the undersigned on the open market following the public offering of the Securities pursuant to the Underwriting Agreement if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales. Nothing in this Lock-Up Agreement will restrict a transfer of Securities (a) as a bona fide gift or gifts, (b) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (c) as part of a distribution to limited partners, members, or stockholders of the undersigned, (d) to any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor which has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement, (e) if the undersigned is a corporation, to any wholly-owned subsidiary of such corporation, (f) pursuant to the Underwriting Agreement or (g) to the Company in full or partial payment of the exercise price for options to purchase Securities or to the Company for full or partial payment of taxes required to be paid upon the vesting of restricted shares of, or restricted stock units settleable in, Securities, in each case pursuant to the terms of the Company’s employee or director incentive plans that are described in the Registration Statement, provided, however, that, in the case of clauses (a) through (e), the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value, no public report nor any filing by any party (donor, donee, transferor or transferee) with the Securities and Exchange Commission or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) and no public announcement shall be required or shall be voluntarily made in connection with such transfer and in the case of clause (g), there shall be no transfer of any other Securities acquired in connection with such exercise of options, restricted stock grants or restricted stock unit grants except in accordance with this Lock-Up Agreement and no public report or any filing by any party with the Securities and Exchange Commission or otherwise that is not required to be made shall be voluntarily made in connection with such transfer and no public announcement shall be required or voluntarily made in connection with such transfer.  In addition, notwithstanding the foregoing, the undersigned may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided, however, that such plan does not provide for the transfer of Securities during the Lock-Up Period and no public announcement or filing under the Securities Exchange Act of 1934, as amended, or otherwise regarding the establishment of such plan shall be required or voluntarily made by or on behalf of the undersigned or the Company.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If prior to the termination of this Lock-Up Agreement, Credit Suisse agrees with any executive officer or director of the Company (each, an “Other Holder”) to waive, terminate or suspend a lock-up restriction of such Other Holder with respect to the Company’s Securities, in whole or in part, permanently or for a limited period of time, then the undersigned shall be entitled to an automatic and proportionate release from this Lock-Up Agreement (with such proportion being determined by dividing the number of shares of Securities being released with respect to such Other Holder by the total number of issued and outstanding shares held by such Other Holder). Credit Suisse shall have no obligation to provide such notice to the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

           If the undersigned is an officer or director of the Company, (i) Credit Suisse agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Credit Suisse will notify the Company of the impending release or waiver and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Credit Suisse hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void and of no other force or effect if (i) the Public Offering Date shall not have occurred on or before December 31, 2012 or (ii) the Public Offering is abandoned by the Company before such date evidenced in writing by notice from the Company to Credit Suisse.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Crestview-NAFH, LLC

By:	/s/ Evelyn C. Pellicone
	Name:	Evelyn C. Pellicone
	Title:	Treasurer and Secretary